Exhibit 10.29

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the

ADDUS HOMECARE CORPORATION

2017 OMNIBUS INCENTIVE PLAN

Name of Participant:

Date of Grant:

Number of Shares:

Fair Market Value of each Share on Date of Grant:

Vesting Start Date:

This RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of                     , is between Addus HomeCare Corporation (the “Company”) and the above-named individual (the “Participant”) to record the granting of Restricted Stock on                      (the “Date of Grant”) to the Participant pursuant to the Addus HomeCare Corporation 2017 Omnibus Incentive Plan, as amended (the “Plan”). Terms used herein that are defined in the Plan shall have the meanings ascribed to them in the Plan.

1.    Grant of Restricted Stock. The Company hereby grants to the Participant, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, the above-referenced number of shares of the Company’s common stock, par value $.001 per share (the “Shares”). The grant of the Shares to the Participant, evidenced by this Agreement, is an award of Restricted Stock (as defined in the Plan) and such shares of Restricted Stock are referred to herein as the “Restricted Shares.”

2.    Vesting of Shares.

(a)    Ownership of the Shares shall vest pursuant to the following vesting schedule, provided, in each case, the Participant is still employed or retained by the Company or one of its Subsidiaries:

(i)    on the first anniversary of the Vesting Start Date (as set forth above), the Restricted Shares will vest with respect to                  of the total number of Restricted Shares as set forth above;

(ii)    on each succeeding anniversary of the Vesting Start Date, the Restricted Shares will vest with respect to                  of the Restricted Shares so that on the                  anniversary of the Vesting Start Date, the Restricted Shares shall be fully vested;

(b)    The foregoing vesting schedule notwithstanding, upon the occurrence of a Change in Control, all Restricted Shares or portions thereof not yet vested shall become immediately vested, provided Participant is actively employed or otherwise in service as of such date.

(c)    The foregoing vesting schedule notwithstanding, if the employment or other relationship of the Participant with the Company or one of its Subsidiaries terminates by reason of the Participant’s Disability or death, all Restricted Shares or portions thereof not yet vested shall become immediately vested.

3.    Forfeiture. Shares that do not become vested in accordance with the vesting criteria set forth in Section 2 (and any dividends or other distributions related to such Restricted Shares) shall be forfeited to the Company. Accordingly, if the Restricted Shares do not vest in accordance with the vesting criteria set forth in Section 2 and the Participant’s employment or service terminates for any reason, the Restricted Shares shall be forfeited.

4.    Legend. Each share certificate representing the Restricted Shares shall bear a legend indicating that such Restricted Shares are “Restricted Stock” within the meaning of the Plan and are subject to the provisions of this Agreement and the Plan.

5.    Withholding Taxes. To the extent that the receipt of the Restricted Shares or the lapse of any forfeiture restrictions results in income to Participant for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or any of Subsidiaries have a withholding obligation, Participant shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company or any Subsidiary may require to meet such obligation under applicable tax laws or regulations, and, if Participant fails to do so, the Company is authorized to withhold from the Restricted Shares granted hereby or from any cash or stock remuneration then or thereafter payable to Participant in any capacity any tax required to be withheld by reason of such taxable income, sufficient to satisfy the withholding obligation.

6.    General Restrictions on Issuance of Stock Certificates and Book Entries. The Company shall not be required to deliver any certificate, or make any book entry, representing the Restricted Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to ensure compliance with any law or rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant or the Shares or any interests granted thereunder.

7.    Rights as Shareholder. Except for the dividend and distribution restrictions described below, and the transfer and other restrictions set forth elsewhere in this Agreement and in the Plan, the Participant, as record holder of the Restricted Shares, shall possess all the rights of a holder of the Company’s Shares, including voting, dividend and other distribution rights, provided, however, that prior to vesting, the certificates representing the Restricted Shares, as well as any dividends or other distributions with respect to such Restricted Shares, shall be held by the Company for the benefit of the Participant, and such dividends or other distributions shall not bear interest or be segregated in separate accounts. Any distributions with respect to the Restricted Shares in the form of capital stock shall be treated as Restricted Stock in the same manner as the Restricted Shares. If the underlying Shares do not vest, then any capital stock distributed with respect to the Restricted Shares, as well as any other dividends or other distributions with respect to such Restricted Shares, shall be forfeited to the Company. Upon forfeiture of any Restricted Share, the Participant agrees to deliver promptly to the Company certificates representing such Restricted Shares which do not vest and a stock power executed in blank covering such Restricted Shares (and covering any capital stock distributed with respect to such Restricted Shares). The stock power with respect to any certificate representing Restricted Shares which do not vest shall be completed in the name of the Company by an officer of the Company and returned to treasury.

8.    Transferability — Restricted Share Certificates. Prior to vesting, all rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available, during such Participant’s lifetime, only to such Participant. The Restricted Shares may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated until they become vested in accordance with Section 2 of this Agreement and then only to the extent permitted under this Agreement and the Plan and by applicable securities laws. Any such attempted sale, transfer, pledge, assignment, encumbrance, alienation or hypothecation in violation of this Agreement shall be void and the Company shall not be bound thereby. Participant also agrees that the Company may (a) refuse to cause the transfer of the Restricted Shares to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

9.    Capital Adjustments and Reorganizations. The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

10.    Section 83(b) Election. The Participant may elect, within 30 days of the Date of Grant pursuant to Section 83(b) of the Code, to include in his or her gross income the fair market value of the Restricted Shares covered by this Agreement in the taxable year of grant. The election must be made by filing the appropriate notice with the Internal Revenue Service within 30 days of the Date of Grant. If the Participant makes this election, the Participant shall promptly notify the Company by submitting to the Company a copy of the election notice filed with the Internal Revenue Service.

11.    Adjustment of Shares. As provided by the Plan, in the event of any change in the Shares of the Company by reason of any change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the Restricted Shares shall be adjusted as the Committee may determine to be appropriate and equitable to prevent dilution or enlargement of rights.

13.    Effect of Plan. The Plan is hereby incorporated by reference into this Agreement, and this Agreement is subject in all respects to the provisions of the Plan, including without limitation the authority of the Committee to adjust awards and to make interpretations and other determinations with respect to all matters relating to this Agreement and the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.

13.    No Consultant/Employment Rights. Neither the Plan nor this Agreement shall confer upon the Participant any right with respect to continuance of employment by or service as a consultant to the Company or any Subsidiary nor shall they interfere in any way with the right of the Company or any Subsidiary to terminate the Participant’s employment or service as a consultant at any time, with or without Cause.

14.    No Fractional Shares. All provisions of this Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

15.    Legend. Participant consents to the placing on the certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with all applicable securities laws and rules thereunder.

16.    Amendment and Waiver. Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and Participant. Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized officer of the Company or the Committee other than Participant. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

17.    Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

18.    Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to Participant, Participant’s permitted assigns, executors, administrators, agents, legal and personal representatives.

19.    Notices. Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address to the attention of the Company’s Chief Financial Officer and to Participant at Participant’s residential address as it appears on the books and records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

20.    Electronic Signatures. Each party agrees that the Participant shall execute this Agreement by completing the associated electronic signature. Such electronic signature is intended to authenticate this writing and shall have the same force and effect as a manual signature. Electronic signature shall mean any electronic sound, symbol, or process attached to or logically associated with this Agreement that is executed and adopted by the Participant with the intent to sign the Agreement.

21.    Acceptance. The Participant, by his or her acceptance of the Restricted Stock, which shall be conclusively evidenced by his or her execution of the electronic signature associated with this Agreement, agrees to be bound by all of the terms and conditions of this Agreement and the Plan, and further consents to and agrees to be bound by any stock power presented in connection herewith.